EXHIBIT 23


INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement No. 33-93100 of Micro Component Technology, Inc. of our report dated August 18, 1998 (September 22, 1998 as to the first paragraph of Note 4 and the fifth paragraph of Note 8 to the consolidated financial statements) on the consolidated financial statements of Micro Component Technology, Inc. appearing in this Annual Report on Form 10-K of Micro Component Technology, Inc. for the year ended June 27, 1998.




September 22, 1998
Minneapolis, Minnesota

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